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                                                                    EXHIBIT 10.2

                             PLAN OF REORGANIZATION

         PLAN OF REORGANIZATION dated as of June 24, 1996 by and among Tridex Corporation, a Connecticut corporation ("Tridex"), with executive offices at 61 Wilton Road, Westport, Connecticut 06880, Magnetec Corporation, a Connecticut corporation ("Magnetec"), and TransAct Technologies Incorporated, a Delaware corporation ("Transact") each with executive offices located at 7 Laser Lane, Wallingford, CT 06492 and Ithaca Peripherals Incorporated ("Ithaca"), a Delaware corporation, with executive offices at 20 Bomax Drive, Ithaca, New York 14850;

         WHEREAS, Magnetec, TransAct and Ithaca are wholly-owned, direct subsidiaries of Tridex;

         WHEREAS, Tridex believes it to be in its best interest if the business, operations and related assets used and useful in the printer business and related activities conducted by Tridex through its subsidiaries, Magnetec and Ithaca, be contained within a single corporation, its subsidiary, TransAct, separate and apart from Tridex; and

         WHEREAS, after the execution and delivery of this Agreement, up to 1,322,500 shares of TransAct Common Stock (or such other number as shall equal approximately 19.7% of the outstanding shares of the Common Stock of TransAct on a pro forma basis after giving effect to the Exchange and the Offering, as defined herein) shall be registered under the Securities Act of 1933, as amended (the "Securities Act") for sale in a firm commitment underwritten public offering.

         WHEREAS, on or about the date hereof, Tridex has filed or will file an application with the United States Internal Revenue Service (the "IRS") seeking a ruling (the "Ruling") that a pro rata distribution by Tridex of all shares of TransAct Common Stock held by Tridex to its stockholders (the "Distribution") would not be treated as taxable for federal income tax purposes.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         I. TRANSFERS OF ASSETS; ISSUANCE OF SECURITIES.

         1.1 Ithaca Merged Into Magnetec. Subject to the terms and conditions set forth herein, and as soon as practicable after the date hereof, Tridex, as sole shareholder of Magnetec and
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Ithaca, and the Boards of Directors of Ithaca and Magnetec, respectively, agree to take all steps necessary to effectuate the merger of Ithaca with and into Magnetec (the "Merger"), such merger to be effective no later than the day before the Effective Date (as defined below), including but not limited to the execution of agreements, plans and certificates of merger pursuant to the laws of the states of organization of the merging entities, Delaware and Connecticut, respectively.

         1.2 Issuance of TransAct Common Stock. Subject to the terms and conditions set forth herein, as soon as practicable, but in no event later than the day before the Effective Date, TransAct shall issue to Tridex, and Tridex shall acquire from TransAct, 5,400,000 shares of TransAct Common Stock, par value $.01 per share ("TransAct Common Stock") (or such other number as shall equal no less than approximately 80.3% of the outstanding TransAct Common Stock after giving effect to such issuance and the Offering) constituting all of the then outstanding capital stock of TransAct, in exchange for the tender and delivery by Tridex of all of the outstanding shares of common stock, par value $.01 per share, of Magnetec (the "Magnetec Shares") (the "Exchange"). It is the intent of the parties hereto that, upon the completion of the Offering by TransAct contemplated under Section 1.3 below, that Tridex will own no less than approximately 80.3% of the outstanding shares of TransAct Common Stock.

         1.3 Offer of TransAct Shares. TransAct shall use its commercially reasonable best efforts to issue and sell, in a firm commitment underwritten public offering pursuant to a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act, up to 1,322,500 shares of TransAct Common Stock, par value $.01 per share (the "Offering"). TransAct shall prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement, and any amendments thereto necessary or advisable for purposes of this Plan of Reorganization. The "Effective Date" shall be the date on which the SEC declares the Registration Statement on Form S-1 to be effective.

         1.4 Payment of Intercompany Indebtedness. Subject to the terms and conditions set forth herein and the completion of the Offering contemplated under Section 1.3 above, TransAct hereby agrees to advance to Magnetec, from the proceeds of the Offering, sufficient funds to enable Magnetec to pay to Tridex $8,500,000 of intercompany indebtedness. Magnetec shall pay at least $7,500,000 of such intercompany indebtedness at, or as soon as practicable after the closing of the Offering and, at its option, may pay the balance either at such closing or by issuance of a promissory note for $1,000,000. If TransAct elects to issue such

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note, (i) it shall be payable one year after issuance, bear interest at a rate equal to the rate paid by Tridex under its revolving credit agreement with Fleet Bank, National Association, and provide for prepayment without penalty and (ii) TransAct's obligation to advance funds to Magnetec from the proceeds of the Offering shall be reduced by the amount of the Note. Tridex shall furnish to Magnetec and TransAct a written acknowledgment that payment of such $8,500,000 satisfies any and all intercompany indebtedness owed by Magnetec or TransAct to Tridex.

         1.5 Related Agreements. TransAct and Tridex hereby agree that, no later than the day before the Effective Date, they shall enter into certain agreements relating to the allocation of taxes and tax attributes, the provision of certain corporate and administrative services and the sale of printers by TransAct to Ultimate Technology Corporation, a wholly-owned subsidiary of Tridex. Forms of a Corporate Services Agreement, Tax Sharing Agreement and Printer Supply Agreement between TransAct and Tridex are attached hereto as Exhibits A, B and C, respectively.

         1.6 Application for Internal Revenue Service Ruling. Tridex hereby agrees that it will use its commercially reasonable best efforts to prosecute the Ruling and to obtain a favorable result from the IRS so that the distribution on a pro rata basis of all of the shares of TransAct Common Stock owned by Tridex after the Exchange and Offering (constituting at least 80.3% of the shares of TransAct Common Stock outstanding after the completion of the Offering) would be a tax-free distribution to Tridex stockholders for federal income tax purposes.

         1.7 Pro Rata Distribution. Tridex hereby agrees that, upon the successful completion of the Offering and the receipt of a favorable Ruling from the IRS as contemplated under Section 1.6 above, it shall distribute on a pro rata basis, to stockholders of record of Tridex common stock all shares of TransAct Common Stock owned by Tridex; in no case shall Tridex have any obligation to complete such distribution before receipt of a favorable Ruling.

         1.8 Granby Street Liability. Tridex hereby agrees that, upon completion of the Merger and Exchange contemplated under Section 1.1 and Section 1.2 above, respectively, it shall indemnify and hold harmless Magnetec and TransAct from any and all liabilities (as former occupant, operator or otherwise), including but not limited to liabilities with respect to environmental matters, concerning the real property located at 96 Granby Street, Bloomfield, CT.

         1.9 Release from Guarantees. Upon completion of the Merger and Exchange, TransAct hereby agrees to use commercially

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reasonable efforts to obtain the release of Tridex from any and all of Tridex's obligations and liabilities under guarantees of leases of real property or equipment used by TransAct.

         1.10 Release of Magnetec and Ithaca from Fleet Lien. Upon completion of the Offering, Tridex shall obtain the release of Magnetec, the Magnetec Shares and Ithaca from any and all obligations under the Fleet loan documents.

         1.11 27-Wire Printhead. Tridex hereby acknowledges and confirms that it has no right, title or interest in or to any form of intellectual property or other rights of ownership in the 27-wire printhead manufactured and sold by Magnetec to GTECH Holdings Corporation and to the extent it may have any basis to assert or claim such right, title or interest, Tridex (intending to confirm Magnetec's exclusive ownership of such technology) hereby unconditionally releases and forever discharges Magnetec from any and all claims related thereto.

         1.12 Assignment of Okidata Agreements. Upon completion of the Merger and Exchange, Tridex hereby agrees to assign, transfer, convey and deliver its rights under a Strategic Agreement by and between it and Okidata, a division of Oki America, Inc. dated as of May 9, 1996 pursuant to which Tridex has entered into an exclusive Sales Agreement with Oki Europe Limited dated as of May 10, 1996 to sell POS and kiosk products in Europe, the Middle East and North Africa. Upon completion of the Merger and Exchange, TransAct hereby agrees to assume from Tridex any and all liabilities under the Strategic Agreement and Exclusive Sales Agreement.

         II. REPRESENTATIONS AND WARRANTIES OF TRIDEX, MAGNETEC AND ITHACA.

         Tridex, Magnetec and Ithaca hereby represent and warrant to TransAct as follows:

         2.1 Organization; Good Standing; Subsidiaries. Tridex, Magnetec and Ithaca are corporations duly organized, validly existing and in good standing under the laws of the states of Connecticut, Connecticut and Delaware, respectively. Each is qualified to do business as a foreign corporation under the laws of all other states or jurisdictions in which such qualification is required because of the properties owned, leased or operated by it or the nature of the business currently conducted by it. Each has corporate power and authority to own its properties and to conduct its businesses as presently conducted.

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         2.2 Authorization; Binding Effect. The execution and delivery of this
Plan of Reorganization by each of Tridex, Magnetec and Ithaca and the performance of its respective obligations thereunder (a) have been duly authorized by all necessary corporate action, (b) do not conflict with any of the provisions contained in the Certificate of Incorporation or by-laws of any of Tridex, Magnetec or Ithaca, or in any agreement, indenture or other instrument to which any of them is a party, or by which any of its respective assets may be bound, (c) do not violate any law, regulation, order or decree, and (d) will not result in the creation of any lien or encumbrance upon any of the assets being transferred except as contemplated hereby. This Plan of Reorganization and the other instruments to be executed and delivered by each of Tridex, Magnetec and Ithaca hereunder will constitute valid and binding obligations.

         2.3 Magnetec Shares. The Magnetec Shares have been duly authorized and are fully paid and non-assessable shares of capital stock of Magnetec, free and clear of all liens and encumbrances, except for the lien in favor of Fleet Bank, National Association.

         III. REPRESENTATIONS AND WARRANTIES OF TRANSACT

         TransAct represents and warrants to Tridex, Magnetec and Ithaca as follows:

         3.1 Organization and Good Standing. TransAct is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and will have by the Effective Date registered as a foreign corporation under the laws of Connecticut and New York. TransAct has the corporate power and authority to conduct its business as presently proposed.

         3.2 Authorization. The execution, delivery and performance of this and the other agreements and instruments to be executed and delivered by TransAct in accordance herewith (a) have been duly authorized by all necessary corporate action, (b) do not conflict with any of the provisions contained in the Certificate of Incorporation or By-laws of TransAct, or in any other agreement, indenture or instrument to which TransAct is a party or by agreement, indenture or instrument to which TransAct is a party or by which Transact or its assets may be bound and (c) do not violate any law, regulation, order or decree. This Plan of Reorganization and the other instruments to be executed and delivered by TransAct hereunder will constitute valid and binding obligations of TransAct.

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         3.3 Shares of TransAct Capital Stock. Upon the completion of the
Exchange, the 5,400,000 shares of Common Stock issued to Tridex shall be duly authorized and validly issued shares of capital stock of TransAct, fully paid and non-assessable.

         IV. CONDITIONS TO CLOSING

         4.1 Conditions to Obligations of TransAct and Tridex. The obligations of TransAct and Tridex to complete the transactions provided for herein are subject to the satisfaction or waiver of the following conditions:

         (a) There shall not be any pending or threatened governmental action or proceeding by or before any court or governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Plan or Reorganization.

         (b) TransAct shall have filed the Registration Statement with the SEC.

         (c) Prior to the Effective Date, Tridex and TransAct shall have entered into an agreement regarding the disposition of the ribbon business.

         (d) The Merger shall have been completed.

         V. CLOSING OF EXCHANGE

         The closing of the transactions in connection with the Exchange shall be held at the offices of Hinckley, Allen & Snyder, One Financial Center, Boston, MA 02111 at the close of business no later than the day before the Effective Date (the "Closing").

         5.1 Obligations of Tridex.

         At the Closing, Tridex shall deliver to TransAct:

         (a) A certificate representing the Magnetec Shares, duly endorsed for transfer to TransAct;

         (b) Proof of filing of the Ruling;

         (c) A Good Standing Certificate from the Secretary of State of the State of Connecticut;

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         (d) Certificates of Merger certified by the Secretaries of the States of Delaware and Connecticut;

         (e) All books and records of Magnetec and Ithaca; and

         (f) Executed Corporate Services Agreement, Tax Sharing Agreement and Printer Supply Agreement.

         5.2 Obligations of TransAct.

         At the Closing, TransAct shall deliver to Tridex:

         (a) A certificate representing 5,400,000 shares of the Common Stock of TransAct, issued to Tridex;

         (b) Executed Corporate Services Agreement, Tax Sharing Agreement and Printer Supply Agreement; and

         (c) A good standing certificate from the Secretary of the State of Delaware;

         VI. COVENANT NOT TO COMPETE; CONFIDENTIALITY

         6.1 Covenant Not to Compete. For a period of five (5) years from the date of the pro rata distribution of the capital stock of TransAct to Tridex shareholders contemplated under Section 1.7 above, Tridex shall not, whether as owner, part owner, partner, director, officer, trustee, employee, consultant, agent or in any other capacity, directly or indirectly, engage or participate in any business, organization or entity located in or doing business in any geographic market in which TransAct is then doing business, in the design, manufacture, sale or distribution of printers or printer goods, for use in point-of-sales, gaming and wagering, financial services and kiosk markets. The foregoing shall not prohibit Tridex from holding five percent (5%) or less of the outstanding equity securities of any corporation whose equity securities are regularly traded on any national stock exchange or recognized "over-the-counter" market.

         6.2 Remedies. Any breach of Section 6.1 of this Plan of Reorganization may not be adequately compensated by damages at law, and TransAct shall be entitled, in addition to any other available remedies, to equitable relief in a court of equity by injunction or otherwise, without the necessity or proving actual damages for breach of such Section 6.

         6.3 Confidentiality. Each party to this Plan of Reorganization shall hold, and shall cause its officers,

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directors, employees, agents, affiliates, consultants and authorized representatives to hold in strict confidence all information concerning the other party in its possession or furnished by the other or the other's representatives pursuant to this Plan of Reorganization (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such party, or (b) later lawfully acquired from other sources by such party) and neither party shall disclose or release such information to any other person except its authorized representatives unless compelled to by judicial or administrative process, as advised by counsel or by other requirement of law. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve the confidentiality of its own information.

         VII. MISCELLANEOUS

         7.1 Waivers and Amendments.

         (a) This Plan of Reorganization may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Plan of Reorganization shall not operate as a waiver of any subsequent breach.

         (b) No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any right or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         7.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Plan of Reorganization shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid
(a) if to Tridex, to Tridex Corporation, with executive offices at 61 Wilton Road, Westport, CT 06880, Attention: Seth M. Lukash, Chairman and Chief Executive Officer; (b) if to Magnetec, Ithaca or TransAct, to TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, CT 06492, Attention: Bart
C. Shuldman, President and Chief Executive Officer, or to such other address as the parties shall have specified by notice in writing to the other.

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         7.3 Expenses; Further Assurances. All expenses associated with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall be paid by Tridex. At the request of any party, on or after the Effective Date, Tridex, Magnetec, Ithaca and TransAct shall cause to be executed and delivered, such documents or instruments in addition to those required by this Plan of Reorganization, as may reasonably be necessary or desirable to carry out or implement any provision of this Plan of Reorganization.

         7.4 Access to and Information Concerning Properties, Records, Etc. of TransAct After Closing. After the Closing, TransAct agrees to maintain any records and files of Magnetec and Ithaca acquired at the Closing and, upon reasonable notice, to provide Tridex and its authorized representatives during normal business hours, with such access to the books, records and files of TransAct for purposes of copying by Tridex as may reasonably be required in connection with its tax, financial reporting and legal obligations for a period of six (6) years from the Effective Date. After the Closing, Tridex agrees to provide access to TransAct and its authorized representatives reasonable notice and during normal business hours to any and all records which may be deemed necessary to its tax, financial reporting and legal obligations for the same period.

         7.5 Miscellaneous. This Plan of Reorganization and the Exhibits hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior correspondence and other writing between the parties in connection with the subject matter of this Agreement, and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Connecticut without regard to its principles of choice of law. Any provision of this Plan of Reorganization which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All Exhibits mentioned in this Plan of Reorganization shall be attached to this Plan of Reorganization, and shall form an integral part thereof. All terms defined in this Plan of Reorganization which are used in any Exhibit shall, unless the context otherwise requires, have the same meaning therein as given herein. This Plan of Reorganization may be executed in any number of counterparts, each of which shall be

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deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

                                                 TRIDEX CORPORATION

                                                 By:____________________________
                                                   Title:  Seth M. Lukash,
                                                           Chairman and Chief
                                                           Executive Officer

                                                 MAGNETEC CORPORATION

                                                 By:____________________________
                                                   Title:  Bart C. Shuldman
                                                           President

                                                 ITHACA PERIPHERALS INCORPORATED

                                                 By:____________________________
                                                   Title:  Vice President

                                                 TRANSACT TECHNOLOGIES INC.

                                                 By:____________________________
                                                   Title:  Bart C. Shuldman
                                                           President and Chief
                                                           Executive Officer

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                           LIST OF SCHEDULES/EXHIBITS

Exhibit A    - Corporate Services Agreement

Exhibit B    - Tax Sharing Agreement

Exhibit C    - Printer Supply Agreement


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